Exhibit 99.1

GrowGeneration Corp. to Participate in Upcoming Investor Conferences

DENVER, September 13, 2021 /PRNewswire/ – GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced that the Company will participate in the following investment conferences:

Lake Street Capital Markets 5th Annual Best Ideas Growth (BIG5) Conference

Tuesday, September 14, 2021. Company management will host virtual one-on-one meetings with institutional investors throughout the day. For information or to schedule a meeting contact your Lake Street representative.

4th Annual Wells Fargo Consumer Conference.

Wednesday, September 22, 2021 and Thursday, September 23, 2021. Company management will host a series of institutional investor meetings throughout the day. The conference will be held at the Ritz-Carlton Laguna Niguel, Dana Point, California. For information or to schedule a meeting contact your Wells Fargo representative.

AGP Consumer Cannabis Virtual Conference 20201

Tuesday, October 5, 2021, Company management will host virtual one-on-one meetings with institutional investors throughout the day. For information or to schedule a meeting contact your AGP representative.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 60 stores, which include 22 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington, 2 locations in Nevada, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts.

GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Company Inquiries:

GrowGeneration Corp.
610-216-0057

michael@growgeneration.com

Investor Relations:

John Evans
415-309-0230

john.evans@growgeneration.com